UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2006

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

    ___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2006, Sunrise Telecom Incorporated ("Company") adopted a retention incentive bonus program for certain employees who remain employed with the Company over time, including executive officers. To provide retention incentives, the Company offers three separate bonuses. Each bonus payment is in an amount equal to one month of the eligible employee's annual salary as of April 27, 2006. One bonus payment will be payable July 28, 2006 if the eligible employee remains with the Company. The second bonus payment will be payable December 1, 2006, if the eligible employee remains with the Company and the Company has not filed its overdue reports with the Securities and Exchange Commission by July 28, 2006. The third bonus payment will be payable May 4, 2007, if the eligible employee remains with the Company and the Company has not filed its overdue reports with the Securities and Exchange Commission by December 1, 2006.

A copy of the Memorandum dated April 27, 2006 from Paul Marshall, the Company's Chief Executive Officer and President, announcing the retention incentive bonus program, is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

Three of the Company's executive officers may receive payments under the retention incentive bonus program. The Company's Chief Financial Officer, Richard D. Kent could receive up to $51,750 additional compensation if all three payments under the program are made. The Company's Vice President, General Counsel and Secretary, Kirk O. Williams could receive up to $46,875 additional compensation if all three payments under the program are made. The Company's Chief Technology Officer, Jeong E. Joo could receive up to $42,500 additional compensation if all three payments under the program are made.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
10.01	Memorandum dated April 27, 2006 from Paul Marshall, Chief Executive Officer and President of Sunrise Telecom Incorporated, announcing the retention incentive bonus program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: May 3, 2006	By:	/S/ PAUL A. MARSHALL
Paul A. Marshall Chief Executive Officer and President

EXHIBIT INDEX

Number	Description
10.01	Memorandum dated April 27, 2006 from Paul Marshall, Chief Executive Officer and President of Sunrise Telecom Incorporated announcing the retention incentive bonus program

Exhibit 10.01